Exhibit 23.2

215 South State Street, Suite 800
Salt Lake City, Utah 84111
Telephone (801) 532-7444
Fax (801) 532-4911
www.tannerco.com

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

EnergySolutions, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of EnergySolutions, Inc. of our report dated July 14, 2009, with respect to the statements of net assets available for benefits of the EnergySolutions, LLC 401(k) Profit Sharing Plan as of December 31, 2008 and 2007, the related statement of changes in net assets available for benefits for the year ended December 31, 2008, the supplemental schedule of assets (held at end of year) as of December 31, 2008, and the supplemental schedule of delinquent participant contributions for the year ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 11-K of the EnergySolutions, LLC 401(k) Profit Sharing Plan.

Salt Lake City, Utah

July 14, 2009